Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Gran Tierra Energy, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dana Coffield, Chief Executive Officer of the Company, and James Hart, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gran Tierra Energy, Inc., and will be retained by Gran Tierra Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date: November 21, 2005                          GRAN TIERRA ENERGY, INC.

                                                 /s/ Dana Coffield
                                                 ----------------------------
                                                 By: Dana Coffield
                                                 Its: Chief Executive Officer

Date: November 21, 2005                          GRAN TIERRA ENERGY, INC.

                                                 /s/ James Hart
                                                 ----------------------------
                                                 By: James Hart
                                                 Its: Chief Financial Officer